UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2012

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2012, and effective immediately, the Board approved an amendment to, and the restatement of, the Fifth Amended and Restated By-laws of AEP Industries Inc. (the “Company”). The amendment to the By-laws reduces the quorum size for the transaction of business at stockholders’ meetings to the presence, either in person or by proxy, of stockholders of not less than one-third of the issued and outstanding shares of the capital stock of the Company entitled to vote at such meeting. Previously, the quorum size was the presence of stockholders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at such meeting.

The foregoing summary is qualified in its entirety by reference to the Company’s Sixth Amended and Restated By-laws, which is attached hereto as Exhibits 3.1 (clean version) and 3.2 (marked to show changes from the Fifth Amended and Restated By-Laws) and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated By-laws of AEP Industries Inc. (Amended as of June 8, 2012).

3.2	Sixth Amended and Restated By-laws of AEP Industries Inc. (Amended as of June 8, 2012) – marked version.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: June 13, 2012	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

Exhibit Index

Exhibit No.	Description
3.1	Sixth Amended and Restated By-laws of AEP Industries Inc. (Amended as of June 8, 2012).

3.2	Sixth Amended and Restated By-laws of AEP Industries Inc. (Amended as of June 8, 2012) – marked version.

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